EXHIBIT 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

Information Services Group To List on NASDAQ

STAMFORD, Conn., January 15, 2008 — Information Services Group (ISG) (AMEX: III.U, III, III.WS), formed last year to build an industry-leading, high-growth information-based services company, announced today that it will switch the listing of its common stock, units and warrants from the American Stock Exchange to The NASDAQ Stock Market, LLC.

Effective February 1, 2008, ISG common stock will trade under the symbol III (its current symbol), its units will trade under the symbol IIIIU, and its warrants will trade under the symbol IIIIW.

“As the largest U.S. electronic equities exchange, NASDAQ is the perfect partner to help ISG meet its ambitious growth plans,” said Michael P. Connors, chairman and chief executive officer of ISG.  “We are intent on building an industry leader in information-based services, and we believe the electronic market model provides added visibility and efficiency as well as cost effective trading execution for our investors. We are delighted to be a NASDAQ listed company.”

About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, the company acquired TPI, the largest sourcing advisory firm in the world. Based in Stamford, Conn., ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About NASDAQ

The NASDAQ Stock Market, LLC is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those factors include, without limitation: (1) the ability to successfully combine the businesses of ISG and TPI; (2) the amount of cash available, operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) diversion of management time on acquisition related issues; (5) reaction of TPI clients to the transaction; (6) retention of key employees following closing; (7) general economic conditions such as inflation; and (8) general political and social conditions such as war, political unrest and terrorism.  The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) operating TPI as a public company; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) ability to achieve the cost reduction and productivity improvements contemplated by the previously announced “Value Creation Plan”.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and ISG’s definitive proxy statement.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.